Exhibit 99.5

STOCK ORDER FORM

MARATHON BANCORP

For Internal Use Only		
BATCH # ________	ORDER # ________	CATEGORY # ________
REC'D ________	O ________	C ________

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o Janney Montgomery Scott LLC
20 N Wacker Dr. Ste 2035
Chicago, IL. 60606-3001
Call us
at (312) 251-4342

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 3:00 p.m., Central Time, on March 21, 2025. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Marathon Bank's office located at 500 Scott Street, Wausau, WI 54403. Hand delivered forms will only be accepted at this location. You may not deliver this form to our other Marathon Bank offices. Do not mail Stock Order Forms to Marathon Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 60,000 ($600,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

$ .00

Enclosed is a personal check, bank check or money order from the purchaser made payable to **Marathon Bancorp, Inc.,** in the amount of:

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Marathon Bank line of credit or HSA check may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from Marathon Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held and health savings accounts at Marathon Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

Deposit Account Number	Withdrawal Amount(s)
	$ .00
	$ .00
Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on September 30, 2023.
b. ☐ Depositors of Marathon Bank with aggregate balances of at least $50 at the close of business on December 31, 2024.
c. ☐ Depositors of Marathon Bank at the close of business on January 31, 2025.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the ***first*** box that applies to this order:

d. ☐ You are a resident of Marathon, Ozaukee, Milwaukee and Waukesha Counties.
e. ☐ You are a public stockholder of Marathon Bancorp, Inc., at the close of business on January 31, 2025.
f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Marathon Bancorp, Inc., or Marathon Bank:
☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***("Associate" and "Acting in Concert" defined on reverse side of this form)***

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act *(for reporting SSN, use minor's)*
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust – Under Agreement Dated________ ☐ Other ________

FOR TRUSTEE/BROKER USE ONLY:
☐ IRA (SSN of Beneficial Owner) ____-___-____

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 3:00 p.m., Central Time, on March 21, 2025, otherwise this form and all subscription rights will be void. ***(continued on reverse side of this form)***

➡ ORDER NOT VALID UNLESS SIGNED ⬅

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

MBBC-SOF (over)

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a Person generally means: (1) any corporation or organization (other than Marathon Bank or a majority-owned subsidiary of Marathon Bank, Marathon Bancorp, Inc. or Marathon MHC) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; and (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (3) any relative by blood or marriage of such Person, or any relative by blood or marriage of such Person’s spouse, who has the same home as such Person or who is a Director or Officer of Marathon Bank, Marathon Bancorp, Inc. or Marathon MHC, or any of their subsidiaries. Acting in concert – The term “acting in concert” generally means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the employee plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. Please see the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases”, for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Marathon Bancorp, Inc., this Stock Order Form may not be modified or canceled without Marathon Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $600,000 in all categories of the offering combine, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and Reorganization and the Prospectus dated February ___, 2025. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, I should call the Stock Information Center at (312) 251-4342. I further certify that, before subscribing for shares of the common stock of Marathon Bancorp, Inc., I received the Prospectus dated February ___, 2025, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Marathon Bancorp, Inc., in the “Risk Factors” section, beginning on page 16. Risks include, but are not limited to the following: Risks Related to Our Lending Activities 1. We have a substantial amount of commercial real estate and multifamily real estate loans, and we intend to continue to increase our originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations. 2. Our non-owner-occupied real estate loans may expose us to increased credit risk. 3. A portion of our loan portfolio consists of loan participations. Loan participations may have a higher risk of loss than loans we originate when we are not the lead lender and we have limited control over credit monitoring. 4. We have a significant number of loans secured by real estate, and a downturn in the local real estate market could negatively impact our profitability. 5. If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease. 6. The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny. 7. Our historical emphasis on residential mortgage loans exposes us to lending risks. 8. We are subject to environmental liability risk associated with lending activities or properties we own. Risks Related to our Business Strategy 9. Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues. 10. We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel. Risks Related to Market Interest Rates 11. Future changes in interest rates could negatively affect our operating results and asset values. 12. Changes in the valuation of our securities portfolio may reduce our profits and our capital levels. Risks Related to Economic Conditions 13. Inflation can have an adverse impact on our business and on our customers. 14. Certain events involving the failure of financial institutions may adversely affect our business, and the market price of our common stock. Risks Related to Our Funding 15. Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability. Risks Related to Laws and Regulations 16. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations. 17. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 18. We are subject to the Community Reinvestment Act (“CRA”) and fair lending laws, and failure to comply with these laws could lead to material penalties. 19. Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations. 20. The Federal Reserve Board may require us to commit capital resources to support Marathon Bank, and we may not have sufficient access to such capital resources. 21. We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms, which could adversely affect our financial condition and results of operations. 22. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. 23. We are also a smaller reporting company and, even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors. Risks Related to Competitive Matters 24. Strong competition within our market area may limit our growth and profitability. 25. Our asset size may make it more difficult for us to compete. Risks Related to Operational Matters 26. We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches. 27. We rely on third party vendors, which could expose us to and have exposed us to additional cybsersecurity risks. 28. We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations. Risks Related to Accounting Matters 29. Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results. 30. Changes in accounting standards could affect reported earnings. Other Risks Related to Our Business 31. We are a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance. 32. Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers. 33. Legal and regulatory proceedings and related matters could adversely affect us. 34. Severe weather, acts of terrorism, geopolitical and other external events could impact our ability to conduct business. Risks Related to the Offering 35. The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering. 36. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance. 37. There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock. 38. Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock. 39. Our stock-based benefit plans will increase our expenses and reduce our income. 40. The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans. 41. We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs. 42. Various factors may make takeover attempts more difficult to achieve. 43. Marathon Bancorp’s articles of incorporation provide that state and federal courts located in the State of Maryland will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees. 44. You may not revoke your order to purchase common stock in the subscription or community offerings after you send us your order form. 45. You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. STOCK ORDER FORM – SIDE 2 See Front of Stock Order Form 

MARATHON BANCORP, INC. STOCK INFORMATION CENTER: (312) 251-4342 STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the number of shares that you wish to subscribe for and the total payment due. Calculate the total payment due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 60,000 shares ($600,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 60,000 shares ($600,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check, Money Order or Cash. Payment may be made by including with this form a personal check, bank check or money order from the purchaser made payable directly to Marathon Bancorp, Inc. Cash will only be accepted at Marathon Bank’s main office and will be converted to a bank check. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.05% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not use a Marathon Bank line of credit check, wire transfers or third party checks for this purchase. Do not mail cash. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Marathon Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from an Marathon Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Marathon Bank IRA or other retirement accounts or health savings account. For guidance on using retirement funds, whether held at Marathon Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the March 21, 2025 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Marathon Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings. Section (6) – Management Check the box if you are a Marathon Bancorp, Inc. or Marathon Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock ownership statement for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”) or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. MBBC-SOI (over)

MARATHON BANCORP, INC. STOCK INFORMATION CENTER: (312) 251-4342 STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2023, December 31, 2024 or January 31, 2025. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2023, December 31, 2024 or January 31, 2025. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2023, December 31, 2024 or January 31, 2025. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the WI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2023, December 31, 2024 or January 31, 2025. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2023, December 31, 2024 or January 31, 2025. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Marathon Bank as of the close of business on September 30, 2023, December 31, 2024 or January 31, 2025. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 3:00 p.m., Central Time, on March 21, 2025. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Marathon Bank’s office located at 500 Scott Street, Wausau, WI. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Marathon Bank offices. Please do not mail Stock Order Forms to Marathon Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, at (312) 251-4342, from 10:00 a.m. to 4:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.